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Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84698, No. 333-38571, 333-04789 and No.
333-49900) of Quality Dining, Inc. of our report dated December 20, 2000, except for Note 1 as to which the date is January 5, 2001, relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Chicago, Illinois
January 25, 2001